Credit Suisse
Asset-Backed Securities
ABSC AMQ 2006-HE7
Balance: 79,252,976
Illinois
408 records

Selection Criteria: Illinois
Table of Contents

1.

Mortgage Loans Summary

2.

Principal balance at Origination

3.

Remaining Principal Balance

4.

Fico Scores

5.

Original Term

6.

Remaining Term

7.

Property Type

8.

Occupancy Status

9.

Loan Purpose

10.

Original Loan to Value Ratio

11.

Combined Loan To Value

12.

Geographic Distribution By Balance

13.

Documentation

14.

Mortgage Rate

15.

Maximum Rate

16.

Gross Margin

17.

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

18.

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

19.

Next Rate Adjustment Date

20.

Original Number of Months to Expiration Of Prepayment Penalty Term

21.

Loan Type

22.

Credit Grade

23.

Lien Position

24.

DTI

1. Mortgage Loans Summary

Current Balance: $79,252,976.11
Number of Loans: 408
Average Current Balance: $194,247.49
Interest Only Loans: 9.54%
Fixed Rate Loans: 12.27%
Adjustable Rate Loans: 87.73%
WA Coupon: 8.693%
WA Margin: 4.627%
WA Max Rate: 14.705%
WA Initial Cap: 2.000%
WA Periodic Cap: 1.000%
WA Original LTV: 85.2861%
WA Combined LTV: 88.2902%
WA Original Term: 359
WA Remaining Term: 357
NZWA FICO: 609
WA DTI: 42.80%
Owner Occupied: 88.08%
% of loans with Prepayment Penalty: 0.00%
First Lien Percentage: 98.94%
Second Lien Percentage: 1.06%
Silent second %: 16.26%
Balloon %: 0.00%
WA CLTV of Silent seconds: 99.86
% Non Full Doc: 42.02
Top 5 States: IL(100.00%)
% Conforming: 89.02%

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2. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	14	$497,481.00	0.63%	647	95.79%	10.849%	100.00%
50,001 - 75,000	18	1,151,873.00	1.45	604	87.12	9.982	58.55
75,001 - 100,000	22	1,922,215.00	2.42	592	85.15	9.599	72.19
100,001 - 125,000	49	5,573,161.00	7.03	598	84.55	8.832	81.57
125,001 - 150,000	55	7,674,638.00	9.67	592	83.43	8.593	83.39
150,001 - 175,000	45	7,276,994.00	9.17	603	85.35	8.798	84.25
175,001 - 200,000	50	9,361,035.00	11.80	609	85.54	8.495	93.89
200,001 - 250,000	74	16,816,369.00	21.20	608	86.60	8.576	87.70
250,001 - 300,000	32	8,732,521.00	11.01	617	86.84	8.648	87.72
300,001 - 400,000	30	10,267,800.00	12.94	610	84.49	8.678	93.16
400,001 - 500,000	10	4,444,550.00	5.60	610	79.60	8.458	100.00
500,001 - 600,000	4	2,123,200.00	2.68	637	86.40	9.341	72.46
600,001 - 700,000	4	2,492,770.00	3.14	642	84.96	8.253	100.00
700,001 >=	1	990,000.00	1.25	657	90.00	8.750	100.00
Total:	408	$79,324,607.00	100.00%	609	85.29%	8.693%	88.08%

Mimimum Original Balance: 25,001.00
Maximum Original Balance: 990,000.00
Average Original Balance: 194,423.06

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3. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	1	$24,991.88	0.03%	657	98.52%	10.900%	100.00%
25,001 - 50,000	13	472,068.48	0.60	646	95.65	10.846	100.00
50,001 - 75,000	18	1,150,628.99	1.45	604	87.12	9.982	58.55
75,001 - 100,000	22	1,919,977.16	2.42	592	85.15	9.599	72.19
100,001 - 125,000	49	5,567,719.00	7.03	598	84.55	8.832	81.57
125,001 - 150,000	55	7,667,480.24	9.67	592	83.43	8.593	83.39
150,001 - 175,000	45	7,269,647.58	9.17	603	85.35	8.798	84.25
175,001 - 200,000	50	9,353,833.60	11.80	609	85.54	8.495	93.89
200,001 - 250,000	75	17,051,328.59	21.52	609	86.64	8.549	87.88
250,001 - 300,000	31	8,473,989.13	10.69	615	86.77	8.704	87.36
300,001 - 400,000	30	10,257,874.99	12.94	610	84.49	8.678	93.16
400,001 - 500,000	10	4,441,315.33	5.60	610	79.60	8.458	100.00
500,001 - 600,000	4	2,122,009.89	2.68	637	86.40	9.341	72.46
600,001 - 700,000	4	2,491,254.58	3.14	642	84.96	8.253	100.00
700,001 >=	1	988,856.67	1.25	657	90.00	8.750	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Mimimum Remaining Balance: 24,991.88
Maximum Remaining Balance: 988,856.67
Average Remaining Balance: 194,247.49

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4. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	34	$6,447,871.91	8.14%	513	79.46%	8.911%	100.00%
526 - 550	39	6,932,247.39	8.75	538	83.05	8.834	100.00
551 - 575	47	7,605,759.62	9.60	561	85.56	9.069	92.52
576 - 600	48	10,545,664.41	13.31	587	83.03	8.823	90.69
601 - 625	96	17,662,244.69	22.29	612	87.98	8.579	88.74
626 - 650	59	12,653,564.51	15.97	637	84.29	8.381	91.24
651 - 675	45	9,020,757.56	11.38	661	87.19	8.695	82.86
676 - 700	24	5,042,576.92	6.36	686	89.41	8.855	57.72
701 - 725	8	1,440,493.68	1.82	714	86.44	8.049	65.47
726 - 750	4	750,438.98	0.95	734	80.37	7.854	76.75
751 - 775	2	331,574.03	0.42	755	85.31	9.556	15.06
776 - 800	2	819,782.41	1.03	789	90.00	8.431	79.16
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum FICO: 501
Maximum FICO: 790
WA FICO: 609
nzwa FICO: 609

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5. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	2	$330,505.69	0.42%	670	88.86%	6.781%	100.00%
181 - 240	1	319,516.29	0.40	652	80.00	8.925	100.00
301 - 360	405	78,602,954.13	99.18	609	85.29	8.700	87.98
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 359

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6. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	2	$330,505.69	0.42%	670	88.86%	6.781%	100.00%
181 - 348	1	319,516.29	0.40	652	80.00	8.925	100.00
349 - 360	405	78,602,954.13	99.18	609	85.29	8.700	87.98
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum Remaining Term: 178
Maximum Remaining Term: 359
WA Remaining Term: 357

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7. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	279	$53,273,578.88	67.22%	602	85.43%	8.621%	91.39%
Condominium	59	10,389,445.91	13.11	623	84.99	8.761	86.93
Two to Four Family	42	10,121,396.22	12.77	632	84.28	9.015	71.05
PUD	28	5,468,555.10	6.90	606	86.35	8.672	89.51
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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8. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Owner Occupied	351	$69,803,328.79	88.08%	603	84.80%	8.574%	100.00%
Investor Owned	56	9,340,807.43	11.79	652	88.89	9.580	0.00
Second Home	1	108,839.89	0.14	635	90.00	8.950	0.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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9. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cash Out	283	$55,611,080.38	70.17%	599	84.86%	8.586%	92.44%
Purchase	110	20,721,609.09	26.15	638	86.73	9.017	76.28
Refinance - Rate/Term	15	2,920,286.64	3.68	594	83.16	8.423	88.74
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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10. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	5	$998,116.58	1.26%	604	48.34%	7.307%	100.00%
50.01 - 60.00	8	1,370,728.09	1.73	601	55.71	7.851	100.00
60.01 - 70.00	9	1,932,588.24	2.44	538	67.48	8.449	100.00
70.01 - 80.00	114	21,827,138.98	27.54	606	79.10	8.252	97.83
80.01 - 90.00	188	38,246,168.40	48.26	608	87.83	8.862	77.74
90.01 - 100.00	84	14,878,235.82	18.77	628	95.33	9.109	96.89
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum Loan-to-Value Ratio: 44.00
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 85.29

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11. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	5	$998,116.58	1.26%	604	48.34%	7.307%	100.00%
50.01 - 60.00	8	1,370,728.09	1.73	601	55.71	7.851	100.00
60.01 - 70.00	9	1,932,588.24	2.44	538	67.48	8.449	100.00
70.01 - 75.00	11	1,963,058.59	2.48	539	73.93	8.654	100.00
75.01 - 80.00	47	9,065,408.77	11.44	575	79.15	8.393	94.78
80.01 - 85.00	60	13,136,277.07	16.58	591	84.44	8.507	89.74
85.01 - 90.00	117	23,025,022.75	29.05	619	89.71	9.009	70.58
90.01 - 95.00	60	12,849,095.45	16.21	624	94.38	8.870	96.40
95.01 - 100.00	91	14,912,680.57	18.82	637	84.10	8.607	97.38
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Min CLTV: 44.00%
Max CLTV: 100.00%
WA CLTV: 88.29%

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12. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Illinois	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Total Number Of Stated Represented:: 1
Washington DC (# of loans from DC): 0

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13. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Documentation	255	$45,949,929.32	57.98%	596	84.23%	8.352%	95.17%
Stated Income	137	30,195,483.69	38.10	633	86.60	9.185	76.05
Limited Documentation	16	3,107,563.10	3.92	576	88.17	8.954	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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14. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
6.001 - 6.500	1	$146,271.43	0.18%	604	80.00%	6.500%	100.00%
6.501 - 7.000	15	3,305,857.18	4.17	635	72.64	6.868	100.00
7.001 - 7.500	27	5,421,388.23	6.84	646	83.98	7.259	100.00
7.501 - 8.000	65	13,016,189.23	16.42	613	81.38	7.807	98.90
8.001 - 8.500	60	12,867,254.02	16.24	615	85.00	8.306	93.15
8.501 - 9.000	75	17,231,017.66	21.74	596	85.21	8.778	88.51
9.001 - 9.500	64	11,319,505.23	14.28	583	87.73	9.270	88.74
9.501 - 10.000	52	9,270,876.03	11.70	624	89.85	9.793	67.78
10.001 - 10.500	18	3,701,876.34	4.67	586	90.81	10.264	80.82
10.501 - 11.000	18	2,274,051.95	2.87	625	88.52	10.686	42.29
11.001 - 11.500	4	305,040.12	0.38	605	91.87	11.191	47.37
11.501 - 12.000	7	253,340.42	0.32	610	100.00	11.835	100.00
12.001 - 12.500	1	59,966.61	0.08	613	100.00	12.150	100.00
12.501 - 13.000	1	80,341.66	0.10	643	100.00	12.800	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum Rate: 6.500
Maximum Rate: 12.800
WA Rate: 8.693

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15. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
12.001 - 12.500	1	$146,271.43	0.21%	604	80.00%	6.500%	100.00%
12.501 - 13.000	4	1,362,084.04	1.96	608	66.02	6.865	100.00
13.001 - 13.500	22	4,437,187.09	6.38	637	84.19	7.255	100.00
13.501 - 14.000	53	11,188,811.43	16.09	616	81.49	7.809	98.71
14.001 - 14.500	56	12,318,062.37	17.72	616	84.87	8.313	92.85
14.501 - 15.000	69	16,387,908.57	23.57	598	85.36	8.772	88.58
15.001 - 15.500	55	10,209,166.04	14.68	588	88.31	9.269	87.51
15.501 - 16.000	50	9,144,002.24	13.15	624	89.83	9.794	68.43
16.001 - 16.500	13	2,798,425.23	4.03	581	90.57	10.212	80.53
16.501 - 17.000	9	1,372,252.74	1.97	610	86.12	10.643	49.89
17.001 - 17.500	1	160,539.81	0.23	556	84.55	11.200	0.00
Total:	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%

Minimum Maximum Rate: 12.500
Maximum Maximum Rate: 17.200
WA Maximum Rate: 14.705

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16. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
4.001 - 4.500	298	$63,540,152.24	91.39%	606	85.42%	8.701%	89.06%
5.501 - 6.000	35	5,984,558.75	8.61	627	85.48	8.741	74.93
Total:	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%

Minimum Gross Margin: 4.250
Maximum Gross Margin: 6.000
WA Gross Margin: 4.627

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17. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2.000	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%
Total:	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%

Min Initial Cap: 2.000%
Max Initial Cap: 2.000%
WA Initial Cap: 2.000%

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18. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%
Total:	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%

Min PERCAP: 1.000%
Max PERCAP: 1.000%
WA PERCAP: 1.000%

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19. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2008-06	3	$490,873.55	0.71%	550	79.98%	8.524%	86.65%
2008-07	1	147,249.43	0.21	601	80.00	8.650	0.00
2008-09	83	16,826,560.35	24.20	609	85.36	8.834	91.04
2008-10	4	621,264.24	0.89	625	83.63	8.424	65.69
2009-06	8	1,805,512.60	2.60	576	87.11	8.726	87.66
2009-07	2	278,695.56	0.40	613	80.00	9.962	100.00
2009-08	3	483,216.73	0.70	610	92.23	9.337	47.80
2009-09	199	41,683,804.80	59.96	610	85.73	8.672	86.53
2009-10	30	7,187,533.73	10.34	606	83.81	8.534	94.08
Total:	333	$69,524,710.99	100.00%	608	85.43%	8.705%	87.85%

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20. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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21. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
ARM - 2/28	64	$11,860,535.80	14.97%	601	84.60%	8.899%	85.86%
ARM - 2/28 - 40Yr Dual	20	4,069,991.77	5.14	613	87.29	8.850	93.70
ARM - 2/28 - 5Yr IO	7	2,155,420.00	2.72	631	83.76	8.241	100.00
ARM - 3/17	1	319,516.29	0.40	652	80.00	8.925	100.00
ARM - 3/27	147	29,462,996.10	37.18	601	85.89	8.816	81.57
ARM - 3/27 - 40Yr Dual	71	16,762,281.75	21.15	616	85.49	8.619	93.52
ARM - 3/27 - 5Yr IO	23	4,893,969.28	6.18	622	83.99	7.928	100.00
Fixed - 15Yr	2	330,505.69	0.42	670	88.86	6.781	100.00
Fixed - 30Yr	66	8,181,104.58	10.32	615	84.60	8.844	87.78
Fixed - 30Yr - 40Yr Dual	4	706,754.85	0.89	591	76.73	7.730	100.00
Fixed - 30Yr - 5Yr IO	3	509,900.00	0.64	646	86.49	7.235	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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22. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	380	$74,629,495.35	94.17%	609	85.32%	8.719%	87.76%
2	9	1,692,281.41	2.14	572	86.89	8.892	100.00
3	2	305,126.19	0.39	563	79.56	8.475	100.00
3A	3	411,418.25	0.52	606	78.15	8.233	64.21
4	2	274,396.24	0.35	537	74.58	8.224	100.00
4A	2	317,814.15	0.40	635	86.03	8.212	79.37
5A	1	100,752.82	0.13	640	89.38	9.600	0.00
6A	2	436,884.40	0.55	666	89.70	6.858	100.00
7A	3	343,106.03	0.43	689	85.94	7.540	100.00
8A	2	525,035.30	0.66	724	85.85	7.006	100.00
A	1	121,757.36	0.15	559	90.00	10.250	100.00
C	1	94,908.61	0.12	513	71.43	9.625	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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23. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	389	$78,411,681.80	98.94%	609	85.13%	8.664%	87.95%
2	19	841,294.31	1.06	639	99.96	11.439	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

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24. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.01 - 10.00	2	$371,457.05	0.47%	671	90.81%	8.602%	27.97%
15.01 - 20.00	5	836,998.72	1.06	624	88.01	9.919	42.51
20.01 - 25.00	8	1,668,181.83	2.10	613	84.98	8.942	64.96
25.01 - 30.00	15	2,029,965.25	2.56	599	82.67	8.647	89.15
30.01 - 35.00	37	6,282,108.45	7.93	631	83.56	8.471	85.75
35.01 - 40.00	70	13,477,413.88	17.01	614	85.10	8.793	84.07
40.01 - 45.00	90	18,720,087.44	23.62	608	86.04	8.783	92.62
45.01 - 50.00	172	33,443,813.13	42.20	604	86.30	8.670	89.61
50.01 - 55.00	9	2,422,950.36	3.06	588	71.46	7.790	100.00
Total:	408	$79,252,976.11	100.00%	609	85.29%	8.693%	88.08%

Minimum: 9.00
Max DTI: 55.00
nzwa DTI: 42.80

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11 Madison Avenue
New York, New York 10010
www.credit_suisse.com
Nov 2, 2006 09:46

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.